Exhibit 99.2

[            ], 2016

Dear Fox River Valley Shareholder:

The enclosed Election Form and Letter of Transmittal is being delivered to you in connection with the Agreement and Plan of Merger (“Merger Agreement”), dated November 19, 2015, by and among County Bancorp, Inc. (“County”), County Acquisition LLC (“Merger Sub”) and Fox River Valley Bancorp, Inc. (“Fox River Valley”). The Merger Agreement provides for Fox River Valley to merge with and into Merger Sub, with Merger Sub continuing as the surviving entity.

The transaction is subject to, among other conditions, regulatory approval. We anticipate that the merger will occur by the end of the second quarter of 2016. To assist in an orderly transaction, Fox River Valley has agreed with County to have its shareholders elect the form of consideration to be received in exchange for Fox River Valley shares, on or before the fifth business day prior to the closing of the transaction (“the Election Deadline”). County will use its reasonable best efforts to notify you of the Election Deadline at least ten business days prior to the Election Deadline. The Election Form and Letter of Transmittal must be received by Computershare, the Exchange Agent, together with your Fox River Valley stock certificate(s), no later than 5:00 p.m., central time, on the Election Deadline. In the event the Election Form and Letter of Transmittal are not timely received by Computershare, you will be deemed to have made an election to receive 50% stock and 50% cash as your consideration.

We urge you to review the enclosed instructions and timely submit your Election Form and Letter of Transmittal, together with your Fox River Valley stock certificate(s). Please note that Computershare, as the Election Agent, will be administering the Election Form and Letter of Transmittal. Therefore, please send the Election Form and Letter of Transmittal together with your Fox River Valley stock certificate(s) directly to Computershare in the enclosed self-addressed envelope provided. Please do not send any of these documents to either Fox River Valley or County.

If you have any questions about the Election Form and Letter of Transmittal, please give me a call at (920) 739-2660.

Sincerely,

William C. Hodgkiss
President and Chief Executive Officer

    02902B

Fox River Valley Bancorp, Inc.	Computershare Trust Company, N.A. P.O. Box 43011 Providence Rhode Island 02940-3011 www.computershare.com/investor

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES	12345678901234

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common shares of

Fox River Valley Bancorp, Inc. (“Fox River Valley”)

This Election Form and Letter of Transmittal may be used to make an election only with respect to Fox River Valley common shares you hold. You may receive additional Election Forms and/or Letters of Transmittal with respect to common shares held by you in another manner or in another name. Please complete and mail ALL the Election Forms you receive. The deadline for submitting election forms (the “Election Deadline”) has not yet been determined, but will be the fifth business day prior to the closing date of merger. County Bancorp, Inc. (“County”) will use its reasonable best efforts to provide notice to Fox River Valley shareholders of the anticipated Election Deadline at least ten business days prior to the Election Deadline. Election forms must be RECEIVED by the Exchange Agent no later than 5:00 p.m., central time, on the date of the Election Deadline.

Your < > Certificates:

Locate the listed certificates.

Certificate Numbers	<Shares>	Certificate Numbers	<Shares>

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

XXXX12345678	12345678901234	XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form. (See Instruction 9)

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

028ZVC

Complete the box(es) below to make an election

ELECTION CHOICES

I hereby elect to receive the following as consideration for my Fox River Valley common shares held in this account:

STOCK ELECTION

☐ Mark this box to elect to make a stock election with respect to ALL of your Fox River Valley common shares.
☐

Mark this box to elect to make a stock election with respect to the following number of your Fox River Valley common shares

Please fill in the number of shares for which you would like to make a stock election. (See Instruction 1)

CASH ELECTION

☐ Mark this box to elect to make a cash election with respect to ALL of your Fox River Valley common shares.
☐

Mark this box to elect to make a cash election with respect to the following number of your Fox River Valley common shares.

Please fill in the number of shares for which you would like to make a cash election. (See Instruction 1)

MIXED ELECTION (50% in shares of County common stock and 50% in cash without interest)

☐ Mark this box to elect to make a mixed election with respect to ALL of your Fox River Valley common shares.
☐

Mark this box to elect to make a mixed election with respect to the following number of your Fox River Valley common shares.

Please fill in the number of shares for which you would like to make a mixed election.

You will be deemed to have made a MIXED ELECTION if:

A.	You fail to follow the instructions on the “Election Form and Letter of Transmittal” or otherwise fail properly to make an election; or

B.	A properly completed “Election Form and Letter of Transmittal,” together with your certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent at or before the Election Deadline.

These elections will be subject to proration based on (i) a proration adjustment if cash consideration is oversubscribed or (ii) a proration adjustment if cash consideration is undersubscribed.

No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect. No guarantee can be made as to the value of the consideration received relative to the value of the Fox River Valley common shares being exchanged. You are encouraged to obtain current market quotations for County common stock when making your election.

To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election and Transmittal Information Booklet, together with your certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the Election Deadline. Do not send your election materials to Fox River Valley or County.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on your certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title.

By signing below, I represent and warrant as follows:

(1) I have full power and authority to surrender the Fox River Valley common shares represented by the certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my Fox River Valley common shares.

(2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form and Letter of Transmittal, duly completed and manually signed, together with any certificate(s) representing Fox River Valley common shares and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the Fox River Valley shares will be determined by the Exchange Agent.

(3) I acknowledge that, until I properly surrender the certificate(s) representing the Fox River Valley common shares to which this Election Form and Letter of Transmittal relates or properly transfer such Fox River Valley shares in book-entry form, I will not receive any consideration issuable or payable. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Election and Transmittal Information Booklet.

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction 9.

Signature of owner	Signature of co-owner, if any

Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF COMPLETING SPECIAL PAYMENT AND DELIVERY FORM).

Unless the shares were tendered by the registered holder(s) of the common shares, or for the account of a member of a Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature

Name of Firm

Address of Firm – Please Print

SPECIAL PAYMENT AND DELIVERY FORM

The merger consideration will be issued in the name and address provided on the Election Form and Letter of Transmittal unless instructions are given in the boxes below.

Special Payment and Issuance Instructions

To be completed ONLY if the merger consideration is to be issued to a name that is different from the name on the surrendered certificate(s).

Issue	☐	Check to:

	☐	Shares to:

Name(s):
(Please Print)

Address:

Telephone Number:

email:

Special Delivery Instructions

To be completed ONLY if the merger consideration is to be issued to an address that is different from the address reflected above.

Deliver	☐	Check to:

	☐	Shares to:

Name(s):
(Please Print)

Address:

Telephone Number:

email:

If completing this page for Special Payment and Issuance Instructions or Special Delivery Instructions, please obtain an Original Medallion Signature Guarantee Stamp below.

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM

AND LETTER OF TRANSMITTAL

Please be aware that all holders of Fox River Valley shares must surrender their Fox River Valley stock certificates to Computershare as the Exchange Agent in order to receive the merger consideration. Until Fox River Valley stock certificates are received by the Exchange Agent, together with a properly completed and signed Election Form and Letter of Transmittal, which is enclosed, and until such documents are processed for exchange by the Exchange Agent, the holder of such Fox River Valley stock certificates will not receive County shares or cash consideration (or any future dividends or other distributions payable on any such County shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or such dividends.

The section entitled “Election Choices” on the enclosed Election Form and Letter of Transmittal allows Fox River Valley shareholders to elect to receive merger consideration in the form of shares of County common stock (a “Stock Election”), cash (a “Cash Election”), or a combination of 50% County shares and 50% cash (a “Mixed Election”). If a Fox River Valley shareholder does not submit a properly completed and signed Election Form and Letter of Transmittal that is received by the Exchange Agent on or prior to the Election Deadline, such shareholder will be deemed to have made a Mixed Election.

THESE ELECTIONS WILL BE SUBJECT TO PRORATION BASED ON (I) A PRORATION ADJUSTMENT IF CASH CONSIDERATION IS OVERSUBSCRIBED OR (II) A PRORATION ADJUSTMENT IF CASH CONSIDERATION IS UNDERSUBSCRIBED.

Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Proxy Statement previously mailed to you in connection with the Fox River Valley shareholders’ meeting held to consider and vote to approve the Merger Agreement and other related matters. The Merger Agreement is included as Annex A to the Proxy Statement. Extra copies of the Proxy Statement may be requested from Computershare at 1-855-396-2084 WITHIN THE USA, US TERRITORIES AND CANADA OR AT 781-575-2765 OUTSIDE OF THE USA, US TERRITORIES AND CANADA.

INSTRUCTION 1. Elections, Certificates and Share Allocations. You may select ONE of the following options on the Election Form: (l) Stock Election, (2) Cash Election, or (3) Mixed Election. You are encouraged to read the Proxy Statement before completing this Election Form and Letter of Transmittal. The Proxy Statement contains a more detailed explanation of the Stock Election, Cash Election or Mixed Election. Please read the section entitled “Description of the Merger” in the Proxy Statement for a discussion of these options and the allocation and proration procedures associated with them. In order to make a valid election, you must complete the section in the Election Form entitled “Election Choices” to indicate the desired form of merger consideration. If you do not make a specific election for ALL of your Fox River Valley common shares, you will have been deemed to have made a MIXED ELECTION for the number of Fox River Valley common shares for which you did not make a specific election. For example, if you own 100 shares of Fox River Valley common shares and you elected a CASH ELECTION for seventy shares, you will have been deemed to have elected a MIXED ELECTION for the remaining thirty shares that you own.

If you make an election for a number of Fox River Valley common shares greater than the number you actually own, then the entire Election Form will have been improperly made. In that event, Computershare will use its reasonable best efforts to contact you prior to the Election Deadline so that

    02901B

you can deliver to Computershare a properly completed Election Form. If Computershare does not receive a properly completed Election Form on or before the Election Deadline, you will have been deemed to have made a MIXED ELECTION for ALL Fox River Valley common shares that you own.

All holders of Fox River Valley shares will be required to surrender their Fox River Valley stock certificates to the Exchange Agent no later than 5 p.m., central time, on the fifth business day prior to the closing date of the merger, the Election Deadline, in order to receive the merger consideration that they elect. Failure to surrender the Election Form and Letter of Transmittal together with Fox River Valley stock certificates by such date will invalidate your election; you will be deemed to have made the Mixed Election. As described in the Proxy Statement, the merger consideration will be paid 50% in cash and 50% in County common stock. As a result, all elections are subject to the proration and allocation procedures described in the Merger Agreement and the Proxy Statement to ensure that the aggregate amount of cash and the aggregate amount of County common stock that would be paid in the Merger do not exceed those limits.

INSTRUCTION 2. Election Deadline. YOU MUST SUBMIT A COMPLETED ELECTION FORM AND LETTER OF TRANSMITTAL PROMPTLY AFTER RECEIPT OF THIS FORM. To make an election, an Election Form and Letter of Transmittal must be received by the Exchange Agent on or before 5:00 p.m., central time, on the Election Deadline, which you will be notified of at least ten business days prior thereto. The Exchange Agent will have reasonable discretion to determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether the form has been properly completed and signed. Any such determinations are conclusive and binding.

INSTRUCTION 3. Revocation or Change of Election Form. After an Election Form is submitted to the Exchange Agent, the Election Form may not be revoked or changed.

INSTRUCTION 4. Signatures on Election Form and Letter of Transmittal.

a) All signatures must correspond exactly to the name written on the face of the Fox River Valley stock certificates without alteration, variation or any change whatsoever.

b) If the Election Form and Letter of Transmittal is signed by a person(s) other than the record holder(s) of the Fox River Valley stock certificates delivered (other than as set forth in paragraph (c) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

c) If the Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the Fox River Valley stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

INSTRUCTION 5. Delivery of Election Form and Letter of Transmittal and Stock Certificates. The Election Form and Letter of Transmittal, properly completed and duly executed, together with the Fox River Valley stock certificate(s) should be delivered to the Exchange Agent using the return envelope enclosed herewith. If the return envelope is lost, the Election Form and Letter of Transmittal, together with Fox River Valley stock certificate(s), should be mailed to the following address: [                            ].

INSTRUCTION 6. Holders Who Are Nominees, Trustees or Other Representatives. Each holder of record of Fox River Valley shares is entitled to make an election covering all Fox River Valley shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that hold Fox River Valley shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Fox River Valley shares held through such nominee record holders, but such elections must be made on one Election Form and Letter of Transmittal. Beneficial owners who are not record holders are not entitled to submit an Election Form and Letter of Transmittal. If some or all of your shares of Fox River Valley common stock are held in “street name” by a broker, bank, trustee or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions. Persons submitting an Election Form and Letter of Transmittal on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-infact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 4 above.

For example, if Fox River Valley common shares are owned in an IRA capacity, the IRA trustee or custodian should complete and return the Election Form and Letter of Transmittal and mail the Fox River Valley stock certificates to the Exchange Agent. The IRA trustee or custodian will follow its customary procedures about contacting IRA owners/beneficiaries before completing the Election Form and Letter of Transmittal.

INSTRUCTION 7. Lost Certificates. If you have lost your stock certificates, you will be required to complete an Affidavit of Lost Certificate regarding the loss or destruction of your Fox River Valley stock certificates. In addition, you may be required to submit a surety bond in a form and dollar amount satisfactory to Fox River Valley, if you contact Fox River Valley prior to [            ], and thereafter County and Computershare. If you have lost or destroyed your Fox River Valley stock certificates, you should contact Fox River Valley immediately at 920-739-2660. You can also contact Computershare at 855-396-2084 if you need any assistance in this regard.

INSTRUCTION 8. Miscellaneous. Neither County or Fox River Valley, nor the Exchange Agent, is under any duty to give notification of defects in any Election Form and Letter of Transmittal. County, Fox River Valley and the Exchange Agent shall not incur any liability for failure to give such notification, and each of County, Fox River Valley and the Exchange Agent has the absolute right to reject any Election Form and Letter of Transmittal not in proper form or to waive any irregularities in any Election Form and Letter of Transmittal. ALL ELECTION FORMS AND LETTERS OF TRANSMITTAL WILL BE VOID AND OF NO EFFECT IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON.

INSTRUCTION 9. Information and Additional Copies. All inquiries with respect to the completion of the Election Form, including requests for additional copies of the Election Form and Letter of Transmittal and including questions regarding stock certificate numbers not listed on your Election Form and Letter of Transmittal, should be made directly to the Exchange Agent at 1-855-396-2084 WITHIN THE USA, US TERRITORIES AND CANADA OR AT 781-575-2765 OUTSIDE OF THE USA, US TERRITORIES AND CANADA.